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                                  EXHIBIT 99.1


                        CITIZENS FINANCIAL SERVICES, INC.
                           DIVIDEND REINVESTMENT PLAN
                                 ENROLLMENT FORM
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                                                                    EXHIBIT 99.1

                        CITIZENS FINANCIAL SERVICES, INC.

                           DIVIDEND REINVESTMENT PLAN

                                 ENROLLMENT FORM

ENROLLMENT IN THE PLAN

         I wish to enroll in the Citizens Financial Services, Inc. Dividend Reinvestment Plan and name Citizens Financial Services, Inc. as plan administrator as described in the plan prospectus.

ACCOUNT NAME AND ADDRESS                                               ACCOUNT NUMBER
                                                                                     ____________________________

________________________________                                       __________________________________________
Social Security/Tax I.D. Number                                        PRINT - Name of Account Owner


________________________________                                       __________________________________________
Social Security/Tax I.D. Number                                        PRINT - Name of Account Owner

_________________________________________________________________________________________________________________
Mailing Address                                                        Apt. No.

_________________________________________________________________________________________________________________
City                                     State                Zip                       Daytime Phone Number

CERTIFICATE SAFEKEEPING PROGRAM

Any certificate(s) sent to the plan administrator for safekeeping is(are) automatically enrolled in the Dividend Reinvestment Plan. The plan administrator will register your plan shares in the name of the plan or its nominee and credit them to your account.

A participant desiring to deposit certificates into the plan should mail them by certified or registered mail to the plan administrator with this form. Please do NOT endorse the certificate(s) or fill in the assignment section of the certificate(s). Shareholders should insure the certificate(s) for at least 2% of the current market value when mailing the certificate(s).

ADDING SHARES TO THE CERTIFICATE SAFEKEEPING PROGRAM

[ ] Please provide safekeeping of the enclosed shares. I understand these shares will automatically be enrolled in dividend reinvestment.

         [ ] Initial Deposit (no fee charged).

                                       OR

         [ ] Additional Deposit -- there is a fee of $5.00 charged for each deposit of certificate(s). More than one certificate may be deposited for the $5.00 fee. I attach a check, payable to Citizens Financial Services, Inc., for $5.00 with the certificate(s) to be deposited.
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WITHDRAWING SHARES FROM THE CERTIFICATE SAFEKEEPING PROGRAM

[ ] Please send me(us)          (enter the number of certificates you want)
certificates for          (enter the face value of each certificate) each (i.e.
5 certificates with a face value of 25 shares each). I attach a check, payable to Citizens Financial Services, Inc., for $5.00 per certificate requested.

DIVIDEND REINVESTMENT

Complete either option #1 or #2 (do not complete both options). You must enroll at least 25 shares to participate in the plan. If neither option is selected, the administrator will assume that you desire FULL reinvestment of your dividends.

[ ] Option 1. FULL REINVESTMENT -- all dividends will be reinvested.

[ ] Option 2. PARTIAL REINVESTMENT -- you may elect to have any number of your shares greater than 25 shares enrolled in the plan. In order to participate in Partial Reinvestment, you must remit a stock certificate for shares to Citizens at least equal to the number of shares to be held in Safekeeping and enrolled in the plan. A separate certificate will be issued for any remaining shares not enrolled in the plan.

         -        Total number of share you own:              __________

         -        Number of shares to be enrolled in the plan:__________

[ ] I(We) wish to withdraw from the plan. Please send me(us) a certificate for all whole shares of common stock in my(our) account and a check for the value of any fractional shares.

DIRECT DEPOSIT OF DIVIDENDS

Please deposit all future cash dividends into my (our) account at:
Bank Name: _______________________________________________________

Bank Telephone Number: ___________________________________________

[ ] Checking account number: _____________________________________
[ ] Savings account number: ______________________________________

Bank ACH ABA Transit Number: _____________________________________

Please attach a "voided" check or savings deposit ticket.

If you elected Certificate Safekeeping or Option 1 under Dividend Reinvestment this feature is not available for those share.

[ ] I wish to discontinue direct deposit of my (our) cash dividends.

================================================================================

All holders listed on the registration must sign to activate any enhanced feature selected. By signing below, you authorize Citizens Financial Services, Inc. to carry out your intent with respect to the enhanced features indicated. This authorization is given with the understanding that it can be terminated at any time by giving written notice to Citizens Financial Services, Inc. in accordance with the Plan.

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
Print Name (1):_______________________________   Print Name (2):______________________________

Signature (1): _______________________________   Signature (1): ______________________________

Date:_________________________________________
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